          ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of March 1, 2008, between Horizon International Investments LLC (the “Purchaser”), and Assured Pharmacy, Inc. (“Assured”).

          A.      Assured is agreeing to transfer to Purchaser, during the term of this Agreement, all of the right, title and interest of Assured and its subsidiaries in and to certain accounts receivable arising out of the sale of prescription drugs under workmen’s compensation insurance policies in the ordinary course of their business (the “Receivables”).

          B.      Purchaser is willing to purchase such Receivables during the Term of this Agreement on the terms and conditions set forth herein.

          In consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

          1.     Purchase and Sale. Assured hereby (i) sells, transfers and assigns to Purchaser all of the right, title and interest of Assured and its subsidiaries in and to those existing Receivables that are not more than 75 days past due (the “Current Receivables”) and (ii) agrees on a weekly basis to sell, transfer and assign to Purchaser all the right, title and interest of Assured and its subsidiaries in and to future Receivables, as such Receivables are created by them in the ordinary course of their business, in each case free and clear of any liens and encumbrances.

          2.      Purchase Procedure.

          (a)      The purchase price of each Receivable is to be an amount equal to eighty per cent (80%) of the outstanding balance of such Receivable (“Purchase Price”).

          (b)      The aggregate Purchase Price of the Current Receivables shall be paid no later than February 29, 2008 in immediately available funds by wire transfer to such account as Assured shall designate. The Purchase Price for all future Receivables assigned to Purchaser shall be paid to Assured on a weekly basis in immediately available funds by wire transfer to such account as Assured shall designate.

          (c)      Notwithstanding any other provision of this Agreement, in no event shall the aggregate Purchase Price paid for Receivables, less the aggregate amount received by Purchaser with respect to Receivables purchased by Purchaser hereunder (collectively, “Purchased Receivables”), exceed the sum of $650,000.

          (d)      The obligations of Purchaser on a Closing Date are subject to the representations and warranties made in Section 4 hereof.

          3.      Settlement.

          (a)      Assured will instruct the account debtor under each Purchased Receivable to make payment directly to Purchaser at such account as Purchaser shall designate, or, if requested by Purchaser, provide Purchaser with a standard form of notification letter to be forwarded to each account debtor. Purchaser shall, on a weekly basis, remit to Assured the aggregate amount received by Purchaser in respect of Purchased Receivables, less the sum of:

                    (i) the Purchase Price for such Purchased Receivables, and

                    (ii) a discount equal to the percentage of the original outstanding balance of each Purchased Receivable calculated as follows:

Number of days elapsed from the date of	Percentage
purchase to the date of payment	discount

Less than 30	1.65%
More than 30 but less than 45	2.48%
More than 45 but less than 60	3.30%
More than 60 but less than 75	4.13%
More than 75 but less than 90	4.95%
More than 90	4.95% plus
1% for
each period
of 15 days
after 90
days

          Each such payment shall be accompanied by a detailed accounting of payments received by Purchaser in the previous week in respect of Purchased Receivables, the number of days elapsed from the date of purchase of each such Purchased Receivable, the date on which payment was received and the computation of amounts owing to Assured.

          (b)      In the event that Assured receives payment in respect of any Purchased Receivables, Assured shall on a weekly basis remit to Purchaser the amounts specified in (a)(i) and (ii) above and shall be entitled to retain the balance of such payments.

          4.     Representations and Warranties of Assured. Assured represents and warrants to Purchaser that:

          (a)      Assured is a corporation, validly existing and in good standing under the laws of the State of Nevada. Assured has all requisite power and authority to own, lease, pledge and operate its properties and assets and to carry on its business as presently conducted. Assured has all requisite power and authority to execute and deliver this Agreement and to perform all of its obligations and undertakings, and to carry out the transactions contemplated, under this Agreement. The execution and delivery of, and the performance of all obligations of Assured under, this Agreement, have been duly and validly authorized by all necessary action.

          (b)      The Receivables are and, at the time of assignment to Purchaser, will be bona fide and existing obligations of the customers of Assured arising out of the sale of goods and/or the rendition of services in the ordinary course of Assured’s business, free and clear of all liens, security interest and encumbrances, owned by and owing to Assured.

          (c)      The execution and delivery of, the consummation of the transactions contemplated under, and compliance with the provisions of, this Agreement, does not and will not conflict with, or result in any violation, default, or entitle any person or entity to receipt of notice or to a right of consent, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person or entity, or result in the creation of any claim on the properties or assets of Assured.

          (d)      There is no action, suit, claim, investigation or legal or administrative or arbitration proceeding pending or currently threatened whether at law or in equity or before any Federal, state, local, foreign or other court, governmental department, commission, board, bureau, agency or instrumentality.

          5.     Repurchase of Receivables. In the event that Purchaser has not received the full original outstanding balance of a Purchased Receivable within one hundred twenty (120) days after the invoice date of such Purchased Receivable, then Assured shall repurchase such Purchased Receivable for a purchase price equal to (i) the sum of (A) the Purchase Price paid by Purchaser for such Purchased Receivable, plus (B) a charge in an amount equal to 6.95% of the original outstanding balance of such Purchased Receivable, less (ii) the sum of all amounts, if any, received by Purchaser in respect of such Purchased Receivable.

          6.      Events of Default.

          (a)      An “Event of Default” shall include, but not be limited to, any of the following events: (i) Assured shall fail to perform or observe any term, covenant or agreement contained in this Agreement; (ii) any representation or warranty made by Assured in this Agreement shall prove to have been incorrect, false or misleading in any respect when made; (iii) Assured shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Assured seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iv) Assured shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any other corporation or entity or shall sell substantially all of its assets.

          (b)      Upon an Event of Default, Purchaser (i) may immediately terminate its obligations to purchase Receivables under this Agreement, (ii) shall be entitled to the relief set forth in Section 7(b), and, and (iii) may seek all remedies to which it is entitled by law, equity, or statue, all such remedies being cumulative

          7.      Term; Termination.

          (a)      This Agreement shall terminate on the first anniversary of the date hereof, provided, Assured may terminate its obligations to sell Receivables under this Agreement on not less than ninety (90) days written notice. In the event that Assured exercises its right to terminate this Agreement, Assured shall pay Purchaser the sum of $7,000 for each month or portion thereof remaining between the effective date of termination and the first anniversary of the date hereof. Notwithstanding anything herein to the contrary, all Purchaser’s rights and all of the terms, conditions, and provisions hereof, shall continue until all amounts owing by Assured hereunder have been paid in full.

          (b)      In the event of any Event of Default, or upon the termination of this Agreement, Assured will pay to Purchaser all amounts owing hereunder, upon demand, provided.

          8.     Security Interest. Assured, on behalf of itself and each of its subsidiaries, grants and pledges to Purchaser a continuing security interest in all presently existing and hereafter acquired or arising accounts receivable, including without limitation the Receivables, in order to secure prompt performance by Assured of each of its covenants and duties under this Agreement. Such security interest constitutes a valid, first priority security interest in the presently existing accounts receivable, and will constitute a valid, first priority security interest in accounts receivable acquired or arising after the date hereof.

          9.     Fees. In consideration of Purchaser entering into this Agreement, Assured has paid Purchaser a one-time, nonrefundable application fee in the amount of $5,000, receipt of which is hereby acknowledged by Purchaser.

          10.     Further Assurances. Assured agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by Purchaser to effectuate the purposes of this Agreement.

          11.     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

          12.     Survival of Representations. All covenants, agreements, representations and warranties made herein shall survive the date hereof and each Closing Date, and shall bind the successors and assigns of the parties hereto.

          13.     Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto.

          14.     Exclusivity and Waiver of Rights. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

          15.     Invalidity. Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

          16.     Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Assured but shall be assignable by the Purchaser. Any instrument purporting to make an assignment in violation of this Section 16 shall be void.

          17.     Binds Assignees. This Accounts Receivable Purchase Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Purchaser and shall bind all persons who become bound under this Accounts Receivable Purchase Agreement.

          18.     Indemnification. In addition to all rights and remedies available to the parties hereto at law or in equity, Assured shall indemnify Purchaser, its affiliates, and their respective stockholders, officers, directors employees, agents, successors and assigns, (collectively, the “Indemnified Persons”), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (including all reasonable attorneys’ fees and expenses incurred in connection with the enforcement of this Section 18) (collectively, “Losses”), that any such Indemnified Person may suffer, sustain, incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of : (i) any misrepresentation or breach of warranty of Assured under this Agreement; or (ii) any nonfulfillment, default or breach of any covenant or agreement of Assured in this Agreement.

          19.     Attorneys Fees and Expenses. In the event Purchaser has to enforce the provisions of Accounts Receivable Purchase Agreement, Assured shall be responsible for the attorneys fees and other costs and expenses of Purchaser.

          20.     Applicable Law, Venue and Jurisdiction. This Accounts Receivable Purchase Agreement and the rights and obligations of Assured and Purchaser shall be governed by and interpreted in accordance with the law of the State of New York (without giving effect to conflicts of law principles

          21.     Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Agreement or any agreement incorporated herein by reference or referenced herein to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

Assured Pharmacy, Inc.

By:
Name: Robert DelVecchio
Title: Chief Executive Officer

Horizon International Investments
LLC

By:
Name: Jitendra Tolia
Title: Managing Member